Exhibit 99.1

Press Release: April 22, 2011

SOURCE: MidCarolina Financial Corporation

Contacts:	Charles T. Canaday, Jr.	Chris Redcay
	President and CEO	Sr. Vice President and CFO
	336-538-1600	336-538-1600

Source: MidCarolina Financial Corporation

MidCarolina Financial Corporation Announces Results for 1st Quarter 2011.

BURLINGTON, N.C., /PRNewswire-FirstCall/ — MidCarolina Financial Corporation (OTC Bulletin Board: MCFI—News) today reported net income available to common shareholders of $242,000 for the quarter ended March 31, 2011, compared to a net loss attributed to common shareholders of $338,000 for the quarter ended March 31, 2010. Diluted earnings per common share for the first quarter of 2011 was $0.05. Diluted loss per common share was ($0.07) for first quarter 2010. Net income results for the quarter ended March 31, 2011 included one-time merger related expenses of $108,000.

MidCarolina reported total assets of $532.1 million at March 31, 2011 compared to $565.1 million reported at March 31, 2010. Total loans, net of mortgage loans held-for-sale, were $386.9 million at March 31, 2011 compared to $432.7 million at March 31, 2010. Total deposits at the end of the quarter were $471.8 million compared to 2010 1st quarter balances of $494.2 million.

Commenting on these results, Charles T. Canaday, Jr., President and CEO, said, “The first quarter of 2011 has seen improvement in several of the Bank’s performance statistics compared to the first quarter of 2010. While we are seeing some improvement in asset quality measurements, negative economic trends, particularly in housing and commercial real estate persist in local and national economies. We are pleased that our nonperforming loans and delinquencies decreased during the first quarter of 2011 when compared to year-end 2010 and the 1st quarter of 2010. However, as our problem loan portfolio migrates through the remediation process, our foreclosed real estate increases. While our total nonperforming assets, which includes nonaccrual loans and foreclosed real estate, decreased slightly compared to year-end 2010, they remain at elevated levels and we will continue to deal with the remediation of those problem assets.”

MidCarolina Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited-service offices located in the cities of Burlington, Graham, Greensboro and Mebane, North Carolina. MidCarolina Bank, a wholly owned subsidiary of MidCarolina Financial Corporation, also provides the Bank’s markets with access to personalized full brokerage services through a separate registered broker dealer for stocks, bonds and mutual funds and an array of insurance products.

Merger with American National Bankshares, Inc.

On December 16, 2010, MidCarolina announced the signing of an agreement which calls for it to merge with a subsidiary of American National Bankshares, Inc. in an all stock transaction. In connection with the proposed transaction, American National has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which has not yet become effective, to register the shares of American National stock to be issued to the shareholders of MidCarolina. The registration statement includes a joint proxy statement/prospectus which will be sent to the shareholders of American

National and MidCarolina after the registration statement is declared effective seeking the requisite approvals under the merger agreement. In addition, each of American National and MidCarolina may file other relevant documents concerning the proposed transaction with the SEC.

AMERICAN NATIONAL AND MIDCAROLINA URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN NATIONAL, MIDCAROLINA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus, when it becomes available, also may be obtained by directing a request by telephone or mail to American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or MidCarolina Financial Corporation, 3101 South Church Street, Burlington, North Carolina 27216, Attention: Investor Relations (telephone: (336) 538-1600) or by accessing American National’s website at www.amnb.com under “Investments” or MidCarolina’s website at www.midcarolinabank.com under “Investor Relations.” The information on American National’s and MidCarolina’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC.

American National and MidCarolina and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of American National and/or MidCarolina in connection with the merger. Information about the directors and executive officers of American National is set forth in the proxy statement for American National’s 2011 annual meeting of shareholders filed with the SEC on April 15, 2011. Information about the directors and executive officers of MidCarolina is set forth in Amendment No. 1 to MidCarolina’s Annual Report on form 10-K for the year ended December 31 2010 filed with the SEC on April 12, 2011. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Disclaimer Regarding “Forward Looking Statements”

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov or through our Internet website at www.midcarolinabank.com. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “feels,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of those and all other forward-looking statements in this press release include, but are not limited to (a) pressures on our earnings, capital and liquidity resulting from current and future conditions in the credit and capital markets, (b) continued or unexpected increases in credit losses in our loan portfolio, (c) continued adverse conditions in the economy and in the real estate market in our banking markets (particularly those conditions that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of collateral that secures our loans),(d) the financial success or changing strategies of our customers, (e) actions of government regulators, or change in laws, regulations or accounting standards, that adversely affect our business, (f) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold, (g) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against other financial institutions in our banking markets, and (h) other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements included in this press release are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

PERFORMANCE SUMMARY

MIDCAROLINA FINANCIAL CORPORATION

(Dollars in thousands, except per share and share data)

	For the Three Months Ended March 31,
	2011	2010	%
	(Unaudited)	(Unaudited)	Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$5,976	$6,604	-9.5%
Interest expense	1,507	2,190	-31.2%

Net interest income	4,469	4,414	1.3%
Provision for loan losses	1,200	2,600	-53.9%

Net interest income after provision for loan losses	3,269	1,814	80.2%
Noninterest income	540	699	-22.8%
Impairment of investment securities	—	(18)
Noninterest expense	3,423	2,842	20.4%

Income (Loss) before income tax expense	386	(347)	211.2%
Provision for income taxes	94	(113)	183.2%

Net income (loss)	292	(234)	224.8%
Dividends on preferred stock	(50)	(104)	-51.9%

Net income (loss) available to common shareholders	$242	($338)	171.6%

PER SHARE DATA
Earnings (Loss) per common share, basic	$0.05	$(0.07)
Earnings (Loss) per common share, diluted	0.05	(0.07)

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.22%	-0.17%
Return on average common equity	2.75%	-3.85%
Net yield on earning assets (taxable equivalent)	3.58%	3.45%
Average equity to average assets	7.56%	7.42%
Total risk based capital ratio	13.44%	11.76%
Allowance for loan losses as a percentage of total loans, end of period	2.50%	1.90%
Non-performing loans to period end loans	1.02%	2.24%
Non-performing assets to total assets, end of period	2.66%	2.25%
Allowance for loan losses to nonperforming loans	246.53%	84.96%
Allowance for loan losses to nonperforming assets	68.57%	64.63%
Ratio of net charge-offs to average loans outstanding	0.19%	0.39%

	As of March 31,
	2011	2010	%
	(Unaudited)	(Unaudited)	Change
SELECTED BALANCE SHEET DATA
End of period balances
Total loans, net of mortgages held-for-sale	$386,873	$432,668	-10.6%
Allowance for loan losses	9,691	8,225	17.8%
Loans, net of allowance for loan losses	377,182	424,443	-11.1%
Securities, available for sale	88,100	71,508	23.2%
Federal funds sold & interest-earning deposits	28,088	36,012	-22.0%
Total Assets	532,086	565,084	-5.8%

Deposits:
Noninterest-bearing deposits	54,291	56,847	-4.5%
Interest-bearing demand and savings	244,889	188,709	29.8%
CD’s and other time deposits	172,631	248,674	-30.6%
Total Deposits	471,811	494,230	-4.5%
Borrowed Funds	10,000	21,000	-52.4%
Junior Subordinated Debentures	8,764	8,764	0.0%
Total interest-bearing liabilities	436,284	467,147	-6.6%
Shareholders’ Equity	40,614	39,759	2.2%